UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 7, 2010, the Board of Directors of TigerLogic Corporation (the “Company”) approved the payment of discretionary cash bonuses to Thomas Lim, the Company’s Chief Financial Officer, and John H. Bramley, the Company’s Vice President of Operations, of $70,000 and $61,250, respectively, for the fiscal year ended March 31, 2010 on the basis of the Company’s performance and the Compensation Committee’s and Board of Directors’ evaluation of each individual’s performance.

Item 8.01	Other Events.

On April 7, 2010, the Board of Directors of the Company adopted a compensation program for the non-employee members of the Board, effective immediately. Under the program, non-employee directors will receive cash and equity incentive compensation for their services on the Board and the Committees of the Board. Richard W. Koe, the Company’s Chairman and Interim President and Chief Executive Officer, is not eligible to participate in this compensation program for so long as he is an employee of the Company.

Cash Compensation: Each non-employee director will continue to receive $1,000 for each Board meeting attended in-person; $500 for each Board meeting attended telephonically; and $250 for each meeting of the Committees of the Board. The Company will also continue to reimburse directors for travel and other out-of-pocket expenses incurred in attending Board meetings.

Equity Incentive Compensation: Each non-employee director will receive an annual stock option grant of 10,000 shares of the Company’s common stock on the first business day immediately following the date of each Annual Meeting of stockholders. Any non-employee director newly elected to the Board will receive an initial stock option grant of 25,000 shares of the Company’s common stock on the first business day immediately following the date of the election. A director first elected to the Board at any Annual Meeting will receive the initial grant, but not the annual grant on the date following the Annual Meeting at which he or she will have been elected.

All of the options granted to non-employee directors will vest monthly over a three-year period and, in accordance with the Company’s existing policy, will be subject to 100% acceleration in the event of a Corporate Transaction, defined as any of the following transactions: (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of subsidiary corporations); (c) approval by the Company’s stockholders of any plan or proposal for complete liquidation or dissolution of the Company; (d) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or (e) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

The Board will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: April 9, 2010	By:	/s/ THOMAS LIM
Thomas Lim
Chief Financial Officer